UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 6, 2014

Date of Earliest Event Reported: September 23, 2013

MEDCAREERS GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-152444	26-1580812
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

758 E Bethel School Road

Coppell, Texas 75019

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (972) 393-5892

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. Regulation FD Disclosure.

On June 6, 2014, the Company issued a press release announcing the upgrade of their Professional Network for Nurses, www.nurseslounge.com, and an update on the release of their mobile app.

The information contained in this Current Report (including exhibit 99.1 furnished herewith) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

At the end of January, 2014 Nurses Lounge began the development of a mobile app as a more effective way for members to utilize our service via their mobile devices. Estimated completion date was estimated to be in April as noted in a February 21, 2014 press release.

As of April 1st 2014, Nurses Lounge had paid for approximately 80% of the estimated development costs and had completed a majority of the App. To date, however, we have been unable to complete the app until our service provider, Oracle Corporation, finishes providing new APIs. We will release the updated completion date once we are provided the information.

Item 9.01. Financial Statements and Exhibits.

Number	Exhibit

99.1**	Press Release Providing Updates on the Company dated June 6, 2014

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MedCareers Group, Inc.

By: /s/ Timothy Armes
Name: Timothy Armes
Title: Chief Executive Officer
June 6, 2014

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